SECOND AMENDMENT TO AGREEMENT
                         OF SALE AND ESCROW AGREEMENT

     This Second Amendment to Agreement of Sale and Escrow Agreement ("Second Amendment") is entered into as of November 21, 1996 by and between VILLA MEDICI LIMITED PARTNERSHIP, an Illinois limited partnership, as Seller and HEOW, INC., as Purchaser.

                               R E C I T A L S:

     A. Purchaser and Seller have entered into an Agreement of Sale ("Agreement") and an Escrow Agreement ("Escrow Agreement"), both dated as of October 29, 1996, for the purchase and sale of the apartment project known as Villa Medici Apartments, which Agreement and Escrow Agreement were amended on November 5, 1996.

     B. The parties hereto now wish to further amend the Agreement and the Escrow Agreement.

     NOW, THEREFORE, the parties agree that the Agreement and Escrow Agreement are modified as follows:

     1. Paragraph 1 of the Agreement is modified to change the Purchase Price to Twelve Million Eight Hundred Eight Thousand Dollars ($12,808,000.00).

     2. The number $13,100,000.00 in Paragraph 2b of the Agreement is changed to $12,808,000.00.

     3. Paragraph 8 of the Agreement is modified to provide for a Closing Date of December 5, 1996 at the office of the Seller's attorney.

     4. Purchaser hereby acknowledges that it has approved the Documents and the condition of the Property.

     5. Paragraph 1 of the Escrow Agreement is deleted in its entirety and the following is substituted in its place:

          1. Concurrently with execution of this Escrow Agreement, Purchaser has delivered to Escrow Agent funds in the amount of $75,000.00 (the "Earnest Money"). Escrow Agent acknowledges receipt of a check or wired funds representing the Earnest Money.

     6. Paragraph 2 of the Escrow Agreement is amended by replacing the December 2, 1996 date with December 5, 1996.

     7.   Exhibit A of the Escrow Agreement is deleted in its entirety.

     8. Except as modified herein, all other terms and conditions of the Agreement and Escrow Agreement remain in full force and effect.

     9. All capitalized terms used herein shall have the same meaning as in the Agreement and the Escrow Agreement.

     10. This Second Amendment may be executed in multiple facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.


                              PURCHASER:

                              HEOW, INC., a Wisconsin corporation


                              By:   /s/ Edward J. Hurley
                                   -----------------------------


                              SELLER:

                              VILLA MEDICI LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:  Villa Medici Partners, Inc.,
                                   an Illinois corporation


                              By:   /s/ James E. Mendelson
                                   -----------------------------


                              ESCROW AGENT: (to be signed upon receipt of the Earnest Money)

                              CHARTER TITLE COMPANY, agent
                              for Chicago Title Insurance Company


                              By:
                                   -----------------------------